Exhibit 4.3
COMMON STOCK COMMON STOCK PAR VALUE $0.01 PAR VALUE $0.01
NSPH
NANOSPHERE, INC.
INCORPORATED UNDER THE LAWS CUSIP 63009F 10 5 OF THE STATE OF DELAWARE
SEE REVERSE FOR CERTAIN DEFINITIONS
This is to Certify that BY COUNTERSIGNED
AND REGISTERED:
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF
NANOSPHERE, INC. (the “Corporation”) transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile signatures of the duly authorized officers of the Corporation. Dated:
AUTHORIZED TRANSFER AGENT AND AMERICAN STOCK TRANSFER & TRUST COMPANY SIGNATURE REGISTRAR
CHIEF FINANCIAL OFFICER AND TREASURER PRESIDENT AND CHIEF EXECUTIVE OFFICER
AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: TODD DeROSSETT 931-490-1720
711 ARMSTRONG LANE PROOF OF: OCTOBER 25, 2007
COLUMBIA, TENNESSEE 38401 NANOSPHERE, INC. (931) 388-3003 TSB 28537 FC
SALES: PATRICK SHEERIN 773-523-8171 OPERATOR: AP 7 / LIVE JOBS / N / NANOSPHERE 28537 FC NEW
COLORS SELECTED FOR PRINTING: Logo prints PMS 293 AND COOL GRAY 8. Intaglio prints in SC-7 dark blue.
COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common UNIF GIFT MIN ACT — Custodian
TEN ENT — as tenants by the entireties (Cust) (Minor) JT TEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common
(State) UNIF TRF MIN ACT — Custodian (until age )
(Cust) under Uniform Transfers
(Minor) to Minors Act
(State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF
THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.